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                                                                    EXHIBIT 10.3


      Cooperation Agreement on Short Message Services between China Unicom, Sichuan, and Beijing Newpalm Information Technology Co. Ltd.

      China Unicom, Sichuan (hereinafter referred to as "Party A") and the Beijing Newpalm Information Technology Co. Ltd. (hereinafter referred to as "Party B") have reached the following agreement on cooperation in the use of Party A's short message service platform and the brand "Sichuan Uninet" to carry out short message and news services by displaying each other's resources advantages and provide users of Sichuan Unicom with short message and information services on the basis of equality, mutual benefit and complementarities and common development:

      1. Cooperation projects
      1.1 Party A agrees that Party B has become a content and application service provider under the brand "Uninet" (hereinafter referred to as "SP").
      1.2 Party A, as a short message platform provider, shall provide Party B with pay short message passages.
      1.3 Party B shall utilize the short message system of Party A to provide all kinds of information and application service to Unicom users (users for short below).
      1.4 Party A shall use its supporting system to provide Party B with pay commission service.
      1.5 Party A shall provide its 1001 customer service system as a call center for inquiries and complaints.
      1.6 Party A and Party B shall work together to safeguard the brand "Uninet" and aid it to produce more valuable services and promote a healthy development of the value added services of Sichuan Unicom.

      2. Rights and obligations of Party A
      2.1 Party A has the right to examine and verify the business permits, qualification certificate, operational license, information source and permits for opening bank accounts and other materials related with normal operation as provided by Party B.
      2.2 Party A is responsible for providing Party B with telecom network resources and dial-up resources necessary for its operations.
      2.3 Party A shall ensure the normal operation of the message platform it provides and if Party A needs to suspend the operation of the short message platform due to technical transformation or system upgrading, party A shall notify Party B in advance.
      2.4 Party A is responsible for settling accounts on business income with Party B according to the provisions of the agreement and settles the accounts of the previous month.
      2.5 Party B has the right of providing guidance, supervision over the services provided by Party B.
      2.6 Party A is responsible for assigning special department (personnel) and has the cooperation and coordination of relevant departments with Party B with regard to operations and technology. Party A shall support Party B in offering new value added


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services and shall give definite reply if Party B applies.
      2.7. Party A shall inform irregularly Party B of the latest policies and developments in mobile value added services and ensure that Party B is the most advanced and rational in its operations.
      2.8 Party A shall undertake the responsibilities for the inquiries and complaints from users concerning network problems. Party A has the right to re-transmit the user inquiries and complaints arising from operations to Party B and has the right to urge party B to solve the complaints properly.
      2.9 Party A is responsible to strengthen publicity in the name of Party A of Unicom's mobile value added service through all kinds of media, advertisements and outdoor facilities in order to build a good corporate image of Unicom's value added service.
      2.10 Party A has the right to introduce the SP elimination mechanism and publish the performances of various SPs every month and if any SPs fail to perform well, they shall be regarded as unable to perform the agreement and thus be eliminated and have the agreement terminated. (for details, see Appendix 5).

      3. Rights and obligations of Party B
      3.1 Party B shall hold business permit for telecom and information service and ensure that the permit is valid during the validity period of the agreement. Party B is obliged to provide Party A with certificate of credit rating, business license, source of information and permit for opening bank account and other materials associated with normal operation and ensure that fee collection for information service conform to the provisions by state pricing department.
      3.2 Party B shall abide by the "Regulations on the Management of Internet Information Service", the provisions of China Unicom on the management of wireless data service and other regulations and laws. Party B shall ensure the accuracy, security and legality of the information contents provided. It is strictly forbidden to issue or spread any information that violates the laws and regulations of the state and that is harmful to the interests of the state, the public and China Unicom. Party B commits and ensure that the contents or information provided shall not violate the intellectual property rights or other civil rights of any third party.
      3.3 In providing service users, Party B must follow the principle of voluntariness and get the consent of users and ensure that users are in the full knowledge of the service contents, price and method of use.
      3.4 Party B is responsible for setting up special consulting and complaint handling channels and organization to handle inquiries about application service contents and fees and complaints (for details, see Appendix 4). Party B shall be held fully responsible for disputes with users and legal disputes arising from information contents and information service fees.
      3.5 Party B shall authorize the numbers of user mobile phones and when sending short messages, the mobile phones shall display the calling number with the access number as the main register allocated by Party A to Party B. It is not allowed to send directly to mobile phones of other user short messages by using anonymous



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names, other callings or virtual calling number. Without the consent of Party A,
Party B is not allowed to use short message interface provided by Party A to issue to users commercial information or its own business information.
      3.6 Within the cooperation period, Party B shall get the consent from Party A if it wants to add any new services associated with the agreement and it is not allowed to carry out testing and provide services to users without authorization and consent of Party A. Party B shall timely submit to Party A business materials Party B needs to handle and ensure the updating of the databank handled by Party A. For materials to be provided by Party B, see Appendix 1.
      3.7 Within the cooperation period, Party B shall participate in the SP elimination mechanism set up by Party A and, according to the development its own business and equipment, constantly optimize categories of operations to increase income and shall not take exceptions against the termination of the agreement due to failure to meet the minimum requirements by Party A. For details, see Appendix 5.
      3.8 Party B is obliged to offer cooperation to related management departments of the state or Party A in examining and verifying the contents of short messages sent by or through Party B.
      3.9 Party B is responsible for organizing its own publicity of its services, but it shall notify Party A in advance of the methods and contents of publicity. Party B is obliged to participate in the publicity activities organized by Party A.
      3.10 Party B must have daily record functions and shall keep the record for at least one month. Party B shall impose necessary control over the group transmission functions provided to ordinary Unicom users and the number of receivers for each group sending shall not be more than five. Party B shall submit to Party A for examination if it provides group short message service to enterprise users.
      3.11 Without the consent of Party A, Party B is not allowed to make any commitments beyond what it is agreed upon to users of Party A in its business activities.

      4. Billing and settlement
      4.1 Party A enjoys short message transmission fees arising from the use of short message functions by Party B or users. Party B enjoys the short message service fees paid by users. Party A shall provide fee collection services to Party B on the commissioned basis and collect a certain amount of commission.
      4.2  For the specific method of settlement and billing, see Appendix 2.

      5. Maintenance sections and maintenance responsibilities
      5.1 The sections for servicing by Party A and Party B shall be divided according to the connection points of the two parties. Both parties shall perform their duties to ensure normal operation.
      5.2  For specific maintenance responsibilities, See Appendix 3.

      6. Confidentiality clauses
      6.1 Both parties are duty-bound to keep secret the materials of all users obtained



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through providing services.
      6.2 For the purpose of this agreement, "Proprietary information" refers to information about development, creation, discovery obtained from the disclosure party or transferred to the disclosure party, which is of value to disclosure party. Proprietary information includes but not limited to commercial secrets, computer programs, designing technology, technological processes, data, business and product development plans, customer and other information associated with the services of the Party that has the right to disclose and other secret information received from other parties by the disclosure party. The two parties understand that the party that has the right to disclose information possesses the proprietary information and such information is very important to the party that has the right to disclose information. The cooperative relations between the two parties generate the relations of keeping secret and confidence with regard to proprietary information between the two sides.
      6.3. Without the prior written consent of the information disclosure party, the other party shall keep confidential any proprietary information and it is not allowed to disclose this proprietary information to any person or entity, except for the purpose of normal performance of the services as defined by the agreement.
      6.4 Both parties are obliged to keep secret the specific contents of the cooperation and cooperation agreement. Without the prior written consent of one party, the other party is not allowed to disclose to any third party the specific contents and other information associated with the agreement.

      7. Liabilities for the breach of agreement
      7.1 If any one party violates the provisions of this agreement and causes the agreement unable to be performed or unable to meet the minimum requirements of the other party, the other party has the right to terminate the agreement.
      7.2 If due to the violation of the provisions of this agreement by Party B, Party A has the right to adopt corresponding measures to offset the consequences caused therefrom, such as issuing a warning in writing, restricting the short message traffic, shutting the access port or even terminating the cooperation agreement.
      7.3 If one party has violated the provisions of the agreement and caused bad social impact or economic losses, the other party has the right to fix responsibilities on the other party and demand it to eliminate the impact and make corresponding economic compensation.

      8. Force majeure
      Due to force majeure that cannot be predicted and the consequences cannot be overcome, an event has caused losses to one party or inability to perform or partially perform the agreement, that party shall not undertake responsibilities for losses sustained by the other party. The party on which force majeure has occurred shall immediately notify the other party in writing and the two parties shall decide whether or not to continue to perform or terminate the agreement according to the actual impact of the event on the performance of the agreement.



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      9. Settlement of disputes and legal jurisdiction
      9.1 The two parties agree to exert themselves to settle their disputes, conflicts or contradictions arising from the performance of the agreement through consultation, but not limited to disputes over the validity or continuity of the agreement or disputes over the validity of arbitration clauses. If disputes arise from the areas mentioned above and they are not settled within 45 days from the date when the disputes arise, the two parties agree to put them to arbitration. The arbitration award is final, binding to both parties. Unless otherwise provided by the arbitration board, the arbitration fees shall be borne by the losing party. The part of the agreement not affected by disputes shall continue to be performed. If a number of disputes are still in the state of unsettlement, they shall not obstruct any party to exercise its rights to terminate the agreement as provided by the agreement.

      10. Other clauses
      10.1 The agreement shall become valid after the representatives of the two sides put their signature to the instruments. The agreement shall be valid for one year (starting date shall be the date in which Sichuan Unicom issues the official billing date to Sichuan Unicom short message billing system). For matters that have not been exhausted, the two parties shall make supplements in writing through friendly consultation, which shall be equally binding as the agreement per se. The two parties admit that the agreement is not exclusive to the other party, that is, both parties have the right to sign contracts with any third party that have the same or similar contents as this agreement. The agreement shall continue upon the expiry date if the two parties do not have exceptions.
      10.2 If any party want to change any provisions or terminate the agreement shall notify the other party in writing two months in advance. Oral notification is invalid. The other party shall take steps to carry out consultation within one month starting from the date of the receipt of the notice. Failure to carry out consultation shall be regarded as consented.
      10.3 The agreement has six appendixes, which are part and parcel of the agreement.
      10.4 Any clauses altered or added by any party to the agreement shall be invalid.
      10.5 The agreement is available in quadruplicate, with each party holding two copies, which are equally binding.


      Party A  China Unicom, Sichuan       Party B: Beijing Newpalm
      Information                          Technology Co.Ltd.

      Authorized representative:           Authorized representative:

      (signature)                          (signature)
      Company chop                         Company chop.
      Date: May 26, 2003                   Date: April 22, 2003



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      Cooperation Agreement on Short Message Services between China Unicom,
Sichuan, and Beijing Newpalm Information Technology Co. Ltd.

      Appendix 1: Part of business contents

      Party A: China Unicom, Sichuan
      Party B: Beijing Newpalm Information Technology Co. Ltd.

      Businesses of Party B:
      1. Dial-up number: 3080
      2. Business code: 73023
      3. Type of services provided: entertainment and short message value added service

      Services provided by Party B are listed below.



      Authorized representative:            Authorized representative
      Chop                                  Chop
      Date:                                 Date